Exhibit 99.3

Designated Filer:                                               Stratford Capital Partners, L.P.

Issuer & Ticker Symbol:                                   Teletouch Communications, Inc. (TLLE.OB)

Date of Event Requiring Statement:               August 18, 2011

Joint Filers’ Signatures

STRATFORD CAPITAL GP ASSOCIATES, L.P.

By: Stratford Capital Corporation, its general partner

By: /s/ David W. Knickel	Date: August 30, 2011
Name: David W. Knickel Title: Vice President
c

STRATFORD CAPITAL CORPORATION
By: /s/ David W. Knickel	Date: August 30, 2011
Name: David W. Knickel Title: Vice President